EXHIBIT 5



                                                                  (602) 528-4000


                                 March 13, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

           RE:       WAVETECH, INC.

Ladies and Gentlemen:

          This firm is counsel for Wavetech, Inc., a New Jersey corporation (the "Company"), with respect to the sale of up to 4,600,000 shares of the Company's $.001 par value Common Stock (the "Common Stock"), pursuant to the Wavetech, Inc. 1997 Stock Incentive Plan (the "Plan"), which are the subject of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended. In such capacity, we are familiar with the Certificate of Incorporation and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the Plan and the issuance and sale of Common Stock in accordance therewith. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions set forth below:

          Based upon the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

          2. The Common Stock when issued, will be duly and validly issued, fully paid and nonassessable.

Securities and Exchange Commission
March 13, 1997
Page 2



          We hereby consent to filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and any amendments thereto which may be filed with the Securities and Exchange Commission and to filing with state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                             Very truly yours,

                             /s/  SQUIRE, SANDERS & DEMPSEY L.L.P.
                             ---------------------------------------------------
                                  SQUIRE, SANDERS & DEMPSEY L.L.P.